EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Name of Fund:
Goldman Sachs High Yield Fund
Name of Underwriter From Who Purchased:
DLJ
Names of Underwriting syndicate members:
Credit Suisse First Boston Corp., Goldman, Sachs & Co., BNY Capital Markets,
 Fleet Securities, J.P. Morgan, TD Securities

Name of Issuer:
Insight Communications

Title of Security:
ICCI 12-1/4% 2-15-11

Date of First Offering:
2-1-01

Dollar Amount Purchased:
$2,200,840

Number of Shares Purchased:
4,000,000

Price Per Unit:
55,0210



EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Name of Fund:
Goldman Sachs High Yield Fund
Name of Underwriter From Who Purchased:
Credit Suisse First Boston
Names of Underwriting syndicate members:
CreditSuisse First Boston Corp., Banc of America Securities LLC, CIBC World
 Markets, Deutsche Banc Alex. Brown Inc., First Union Securities, Goldman, Sachs & Co.

Name of Issuer:
Emmis Escrow Corp.

Title of Security:
EMMS 12-1/2% 3-15-11

Date of First Offering:
3-13-01

Dollar Amount Purchased:
$1,369,000

Number of Shares Purchased:
2,500,000

Price Per Unit:
54,760
Resolution Approved by the Board of Trustees:
RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended April 30, 2001, for the fixed income Funds, May 31, 2001 for the equity Funds, and June 30, 2001 for the money market and specialty Funds, on behalf of the Goldman Sachs Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended; and

FURTHER RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the fiscal quarter ended June 30, 2001, for the fixed income and equity Funds, on behalf of the Variable Insurance Trust Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.


EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Name of Fund:  Goldman Sachs High Yield Fund

Name of Underwriter From Who Purchased:
Fleet Securities

Names of Underwriting syndicate members:
Goldman, Sachs & Co., ABN AMRO, Banc One Capital Markets, Fleet Securities,
 Natcity Investments

Name of Issuer:
Plastipak Holdings

Title of Security:
Plastipak 10-3/4 9-1-11

Date of First Offering:
8-15-01

Dollar Amount Purchased:
$110,806,875

Number of Shares Purchased:
1,125,000

Price Per Unit:
98.495

Resolution Approved by the Board of Trustees:
To be Approved at the January 31, 2002 Meeting.